UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Klaviyo, Inc.
(Name of Registrant as Specified in Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, Massachusetts 02110
April 25, 2024
Fellow owners of Klaviyo:
Since we founded Klaviyo twelve years ago, we’ve built software to help the world’s creators grow their businesses and own their destiny. As a company, we’re focused on delivering real economic value for our customers, and having that translate into a durable growth business with a strong financial profile.
2023 was another year of progress toward this vision and we are excited to welcome many new owners of Klaviyo. We ended the year with over 143,000 customers, and more importantly, we helped our customers drive over $50 billion in economic value – or Klaviyo Attributed Value, as we like to say. Our customers’ success fueled our strong financial results. We’re committed to driving rapid growth, at scale, with efficient unit economics, and this was another year that we executed upon that. We drove 48% year over year growth in revenue by delivering over $698 million in revenue and generated $119 million in operating cash flow.
We believe there is an opportunity to build a generational company that provides consumer-facing businesses with software that helps them autonomously grow. By ingesting product and consumer data, this platform can inform performance, suggest enhancements, and take action, empowering customers to generate more revenue. As we look into the coming years, we’re focused on continuing to build out the applications and infrastructure that will deliver on this to businesses around the world, from entrepreneurs just starting out to iconic enterprises. Throughout this journey we will continue our customer-first mindset, build remarkable products they rave about, and cultivate the partner ecosystem to make them successful.
We have been fortunate to meet many of our new shareholders this past year, and I am pleased to invite you to attend our inaugural annual meeting as a public company. The annual meeting will be a virtual stockholder meeting, conducted via live webcast at http://www.virtualshareholdermeeting.com/KVYO2024 on Tuesday, June 11, 2024 at 11:00 a.m., Eastern Time, at which you can submit questions and vote online. We ask for your support on the voting items in our proxy to enable us to continue to execute on our focus of building world-class products for our customers and delivering strong financial results for our shareholders. Whether or not you plan to participate in the annual meeting, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.
We’re building a company that our employees, customers, partners, and shareholders can be proud of. On behalf of the Board of Directors and the entire Klaviyo team we thank you for your ongoing support of our business and are grateful for your continued guidance and partnership along this journey.
We’re 1% done.
Sincerely,

Andrew Bialecki
CEO, Co-Founder, and Chairperson of the Board

Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024
Dear Stockholders:
We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Klaviyo, Inc., a Delaware corporation. The Annual Meeting will be exclusively held virtually via live webcast at http://www.virtualshareholdermeeting.com/KVYO2024 on Tuesday, June 11, 2024 at 11:00 a.m., Eastern Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect three nominees for Class I directors: Andrew Bialecki, Ping Li, and Tony Weisman, each to hold office until our annual meeting of stockholders in 2027 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to the proxy materials for the Annual Meeting, which include the proxy statement for the Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing the proxy materials via the internet reduces the costs associated with the Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access the proxy materials.
On or about April 25, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. The Proxy Statement and our 2023 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice, on your proxy card, or in the instructions that accompanied the proxy materials.
Our board of directors has fixed the close of business on April 18, 2024 as the record date for the Annual Meeting. Only holders of record of shares of our Series A common stock or Series B common stock as of the close of business on April 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,

Landon Edmond
Chief Legal Officer, General Counsel, and Secretary
Boston, Massachusetts
April 25, 2024

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee, and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m., Eastern Time, on Tuesday, June 11, 2024
Our board of directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Klaviyo, Inc., a Delaware corporation, for the purposes set forth in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be exclusively held virtually via live webcast on the internet on June 11, 2024 at 11:00 a.m., Eastern Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) is expected to be mailed on or about April 25, 2024 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our Series A common stock or Series B common stock at the close of business on April 18, 2024 (the “Record Date”), you are invited to virtually attend the Annual Meeting at http://www.virtualshareholdermeeting.com/KVYO2024 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Klaviyo, Inc. as “Klaviyo,” “the Company,” “we,” “us,” or “our” and the board of directors of Klaviyo as “our board of directors.” The 2023 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2023 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained elsewhere in this Proxy Statement.
You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What are proxy materials?
As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. A Proxy Statement is a document that includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares at the Annual Meeting. The proxy materials for the Annual Meeting include this Proxy Statement, an annual report to stockholders, including the 2023 Annual Report, and the proxy card or a voting instruction form for the Annual Meeting. The accompanying proxy is delivered and solicited on behalf of the board of directors of Klaviyo in connection with the Annual Meeting, which will be exclusively held virtually via live webcast on the internet at http://www.virtualshareholdermeeting.com/KVYO2024 on June 11, 2024 at 11:00 a.m., Eastern Time.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to SEC rules, we may furnish proxy materials, including this Proxy Statement and the 2023 Annual Report, to our stockholders by providing access to these documents on the internet instead of mailing printed copies, and we have elected to do so.
Accordingly, on or about April 25, 2024, we expect to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set may be found in the Notice.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
What am I voting on?
There are two matters scheduled for a vote at the Annual Meeting:
•Proposal One: Election of Andrew Bialecki, Ping Li, and Tony Weisman as Class I directors, each to hold office until our annual meeting of stockholders in 2027 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal; and
•Proposal Two: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of each of Andrew Bialecki, Ping Li, and Tony Weisman as a Class I director; and
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
How many votes are needed for approval of each proposal?
The voting requirements for each proposal being voted on at the Annual Meeting, as well as the effect of votes withheld, abstentions, and broker non-votes, if any, are as follows:
•Proposal One: Election of Class I directors requires a plurality of the votes properly cast for the applicable nominee to be elected. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may vote “For” or “Withhold” on each of the nominees on this proposal. Proposal One is considered to be a “non-routine” matter under the rules of the New York Stock Exchange (the “NYSE”), meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Shares voting “Withhold” and broker non-votes will have no effect on the outcome of the vote on this proposal.
•Proposal Two: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote “For,” “Against,” or “Abstain” on this proposal. Proposal Two is considered to be a “routine” matter under the rules of the NYSE. Accordingly, if you beneficially own your shares and do not provide voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of each of Andrew Bialecki, Ping Li, and Tony Weisman as a Class I director; and
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
If you are a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your brokerage firm, bank, or other nominee may still be able to vote your shares in its discretion. Under the rules of the NYSE, brokerage firms, banks, and other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a brokerage firm, bank, or other nominee has not received voting instructions from the beneficial owner of the shares and the brokerage firm, bank, or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposal One is considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Conversely, Proposal Two is considered to be “routine” under NYSE rules, meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee as to how to vote your shares on matters considered to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal One is a “non-routine” matter under NYSE rules and, therefore, broker non-votes may occur in connection with Proposal One.
What is a quorum?
A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (our “Bylaws”) and Delaware law.
A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. As of the Record Date, there were 70,335,844 shares of Series A common stock and 193,865,801 shares of Series B common stock outstanding and entitled to vote. Each share of Series A common stock is entitled to one vote on each proposal and each share of Series B common stock is entitled to ten votes on each proposal.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted as shares present for purposes of the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date.
What if another matter is properly brought before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting online via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/KVYO2024 by logging in with your control number. The meeting will start at 11:00 a.m., Eastern Time, on Tuesday, June 11, 2024. We recommend that you log in a few minutes before 11:00 a.m., Eastern Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
In order to enter the Annual Meeting live webcast, you will need your control number, which is located on the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/KVYO2024.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/KVYO2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting, subject to time constraints.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that is available online at www.virtualshareholdermeeting.com/KVYO2024.
Why are you holding a virtual meeting?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 70,335,844 shares of Series A common stock (representing an aggregate of 70,335,844 votes) and 193,865,801 shares of Series B common stock (representing an aggregate of 1,938,658,010 votes) outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your brokerage firm, bank, or other nominee. Many brokerage firms, banks, and other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with the proxy materials, or contact your nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/KVYO2024.
How many votes do I have?
Each holder of shares of our Series A common stock will have one vote per share of Series A common stock held as of the Record Date, and each holder of shares of our Series B common stock will have ten votes per share of Series B common stock held as of the Record Date. The holders of the shares of our Series A common stock and Series B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.
How can I vote?
Your voting options depend on how you hold your shares.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote through the internet in advance of the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Votes through the internet must be received by 11:59 p.m., Eastern Time, on June 10, 2024 to be counted.
•To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number located on the Notice, on your proxy card, or in the instructions that accompanied the proxy materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2024 to be counted.
•To vote using a printed proxy card in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Eastern Time, on June 10, 2024, we will vote your shares as directed.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/KVYO2024, starting at 11:00 a.m., Eastern Time, on Tuesday, June 11, 2024. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompanied the proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described in the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.
Can I change my vote or revoke my proxy after submitting a proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date;
•Grant a subsequent proxy by telephone or through the internet;
•Send a timely written notice that you are revoking your proxy to our Secretary via email at secretary@klaviyo.com; or
•Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K with the SEC to publish the preliminary results within four business days after the Annual Meeting and, within four business days after the final results are known to us, file an amendment to the Current Report on Form 8-K with the SEC to publish the final results.
Who is paying for this proxy solicitation?
We are paying for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Requirements for stockholder proposals to be considered for inclusion in the proxy materials
To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing by December 26, 2024, to our Secretary at Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary.
Requirements for stockholder proposals to be brought before the annual meeting
Our Bylaws provide that, for stockholder proposals not included in next year’s proxy materials to be considered at an annual meeting, stockholders must provide timely advance written notice thereof to our Secretary at Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2025 annual meeting of stockholders must be received by our Secretary in writing not later than the close of business on March 13, 2025 nor earlier than the close of business on February 11, 2025. However, if our 2025 annual meeting of stockholders is not held between May 12, 2025 and August 10, 2025, the notice must be received not later than the close of business on the later of (A) the 90th day prior to the 2025 annual meeting of stockholders and (B) the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made. Any such notice to the Secretary must include the information required by our Bylaws.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must satisfy the foregoing requirements under our Bylaws and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than the close of business on April 12, 2025.

a

PROPOSAL ONE
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board of directors consists of nine directors. Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Our directors are divided into the three classes as follows:
•the Class I directors are Andrew Bialecki, Ping Li, and Tony Weisman, whose terms will expire at the Annual Meeting;
•the Class II directors are Ed Hallen, Michael Medici, and Roxanne Oulman, whose terms will expire at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Jennifer Ceran, Chano Fernandez, and Susan St. Ledger, whose terms will expire at the annual meeting of stockholders to be held in 2026.
Each director’s term will continue until the election and qualification of their successor, or their earlier death, resignation or removal.
Nominees
At the recommendation of our nominating and corporate governance committee, our board of directors has nominated Andrew Bialecki, Ping Li, and Tony Weisman for re-election as Class I directors at the Annual Meeting. If re-elected, each of Mr. Bialecki, Mr. Li, and Mr. Weisman will serve as a Class I director until the annual meeting of stockholders to be held in 2027 and until their successor is elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is a current Class I director and member of our board of directors. For information concerning the nominees, see the section titled “Information Regarding Director Nominees and Current Directors.”
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual meeting, the persons named as proxies may vote for a substitute nominee proposed by our board of directors. Alternatively, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors. Our board of directors may fill a vacancy at a later date or reduce the size of our board of directors. Our management has no reason to believe that any of the nominees will be unwilling or unable to serve if re-elected as a director.
Vote Required
Directors are elected by a plurality of the votes properly cast at the Annual Meeting. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. If nominees are unopposed, election requires only a single “FOR” vote or more. Any shares voting “WITHHOLD” will have no effect on the outcome of the election of the nominees. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ANDREW BIALECKI, PING LI, AND TONY WEISMAN AS A CLASS I DIRECTOR.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth, for the Class I director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 18, 2024:

Name	Age	Independent	Position
Class I director nominees for election at the Annual Meeting
Andrew Bialecki	38		Chief Executive Officer, Co-Founder, Director, and Chairperson
Ping Li(1)	51	X	Director
Tony Weisman(1)*	64	X	Director
Class II directors continuing in office until the annual meeting of stockholders to be held in 2025
Ed Hallen	42		Chief Product Officer, Co-Founder, and Director
Michael Medici(2)(3)	45	X	Director
Roxanne Oulman(2)	52	X	Director
Class III directors continuing in office until the annual meeting of stockholders to be held in 2026
Jennifer Ceran(1)(2)	60	X	Director
Chano Fernandez(3)	54	X	Director
Susan St. Ledger(3)	59	X	Director
_________________
* Lead independent director.
(1)Member of the nominating and corporate governance committee.
(2)Member of the audit committee.
(3)Member of the compensation committee.
Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Andrew Bialecki is a co-founder of Klaviyo and has served as our Chief Executive Officer and as a member of our board of directors since September 2012. Prior to founding Klaviyo, Mr. Bialecki served as Chief Technology Officer of RockTech, a sales and marketing software company, from April 2011 to June 2012, Senior Engineer at Performable, a marketing software company, from July 2010 to March 2011, and Lead Engineer at Applied Predictive Technologies, a business analytics software company, from September 2007 to June 2010. Mr. Bialecki holds a Bachelor of Arts degree in Physics, Astronomy and Astrophysics from Harvard University.
We believe that, as a co-founder and one of our largest stockholders, Mr. Bialecki is qualified to serve as a member of our board of directors because of his knowledge of our company and our business, his experience building and leading our company, and his perspective into corporate matters as our Chief Executive Officer.
Ping Li has served as a member of Klaviyo’s board of directors since November 2020. Mr. Li is a partner at Accel, a venture capital firm, where he has worked since 2004. Mr. Li served as a director of Tenable Holdings, Inc. (NASDAQ: TENB) from October 2012 to May 2021 and Cloudera, Inc. (formerly NYSE: CLDR) from October 2008 to July 2018. Mr. Li also serves or has served as a director of several private companies. Mr. Li received an Atrium Baccalaureus degree in Economics from Harvard University and a Master of Business Administration degree from Stanford University.
We believe that Mr. Li is qualified to serve as a member of our board of directors because of his extensive business experience in the technology sector and his past and current experience serving as a director of publicly traded companies.
Tony Weisman has served as a member of Klaviyo’s board of directors since January 2021. He is the founder of SnapPoint LLC, a marketing agency, and has served as its Chief Executive Officer since December 2019. Mr. Weisman previously served as the Chief Marketing Officer of Dunkin’ Brands Group, Inc., a global coffee and doughnut restaurant chain, from September 2017 to December 2019. Mr. Weisman also held senior executive positions at Digitas, a global marketing agency, from January 2007 to September 2017, including as the Chief Executive Officer of Digitas North America from March 2013 to September 2017. Mr. Weisman was a director of Cardlytics, Inc. (NASDAQ: CDLX), a digital advertising company, from October 2014 to October 2023. Mr. Weisman holds a Bachelor of Arts degree in Political Science from Brown University.

We believe that Mr. Weisman is qualified to serve as a member of our board of directors because of his extensive experience in the marketing industry and experience as a director of a publicly traded company.
Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2025
Ed Hallen is a co-founder of Klaviyo and has served as a member of our board of directors since September 2012 and as our Chief Product Officer since July 2021. Prior to that, Mr. Hallen held various roles within the Company from September 2012 to December 2016, before returning to the Company in May 2021. Mr. Hallen is also the co-founder of Team Engine, a text-first human resources and operations platform, which he founded in November 2017 and served as Chief Executive Officer until May 2021. Prior to founding Klaviyo, Mr. Hallen served as Principal at Applied Predictive Technologies, a business analytics software company, from August 2004 to April 2010. Mr. Hallen holds a Bachelor of Science degree in Systems Engineering from the University of Virginia and a Master of Business Administration degree from the Massachusetts Institute of Technology’s Sloan School of Management.
We believe that, as a co-founder and one of our largest stockholders, Mr. Hallen is qualified to serve as a member of our board of directors because of his knowledge of our company and our business, his experience building our platform, and his perspective into product-related matters as our Chief Product Officer.
Michael Medici has served as a member of Klaviyo’s board of directors since March 2019. Mr. Medici is a Managing Director of Summit Partners, L.P., a private equity firm, where he has been employed since 2005. Mr. Medici has served as a director at Markforged Holding Corp. (NYSE: MKFG), an additive manufacturing company, since July 2021, and previously served as a director at MarkForged, Inc., prior to it becoming a public company, from March 2019 to July 2021. Mr. Medici also serves or has served as a director of several private companies. Mr. Medici holds a Bachelor of Science degree in Finance and International Business from Georgetown University.
We believe that Mr. Medici is qualified to serve as a member of our board of directors because of his extensive business experience and his past and current experience serving as a director of publicly traded companies.
Roxanne Oulman has served as a member of Klaviyo’s board of directors since May 2023. From November 2018 to June 2022, Ms. Oulman served as Executive Vice President and Chief Financial Officer of Medallia, Inc., a cloud-based customer experience management software company that was acquired by Thoma Bravo in October 2021. From November 2016 to September 2018, Ms. Oulman served as Executive Vice President and Chief Financial Officer of CallidusCloud, an enterprise software and SaaS company acquired by SAP SE in April 2018. Ms. Oulman also held various leadership positions at CallidusCloud from May 2013 to November 2016. From June 2011 to October 2012, Ms. Oulman served as Interim Chief Financial Officer at Thoratec Corporation, a biomedical device company, and from 2004 to 2011, she held several other financial leadership positions at Thoratec Corporation. Since August 2018, Ms. Oulman has served as a director of CalAmp Corp. (NASDAQ: CAMP), a data intelligence and cloud services software company. Ms. Oulman holds a Bachelor of Science degree in Accounting from Minnesota State University, Mankato and a Master of Business Administration degree from the University of the Pacific’s Eberhardt School of Business.
We believe that Ms. Oulman is qualified to serve as a member of our board of directors because of her proven leadership skills, financial, and business expertise, and experience as a chief financial officer of publicly traded companies, as well as her service as a director of a publicly traded company.
Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2026
Jennifer Ceran has served as a member of Klaviyo’s board of directors since May 2021, and also served as our Interim Chief Financial Officer from November 2021 to May 2022. Ms. Ceran previously served as Chief Financial Officer of Smartsheet Inc., a productivity and project management software development company, from September 2016 to January 2021. Prior to joining Smartsheet, Ms. Ceran served as Chief Financial Officer at Quotient Technology, Inc., a marketing platform company, from September 2015 to September 2016, and as Vice President of Finance at Box, Inc., a cloud content management platform, from October 2012 to September 2015. From April 2003 to August 2012, Ms. Ceran served in various leadership capacities at eBay Inc., a global commerce and consumer payment platform, including as Vice President of Finance. Ms. Ceran currently serves as a director at Riskified Ltd. (NYSE: RSKD), NerdWallet, Inc. (NASDAQ: NRDS), and various private companies, and is a former director at Plum Acquisition Corp I (NASDAQ: PLMIU) as well as Auth0, Inc., a private enterprise software and SaaS company acquired by Okta, Inc. in May 2021. Ms. Ceran holds a Bachelor of Arts degree in Communications and French from Vanderbilt University and a Master of Business Administration degree in Finance and Accounting from the University of Chicago’s Booth School of Business.
We believe that Ms. Ceran is qualified to serve as a member of our board of directors because of her valuable financial and business expertise and years of experience as chief financial officer of a publicly traded company, as well as her service as a director of publicly traded companies.

Chano Fernandez has served as a member of Klaviyo’s board of directors since July 2023. Mr. Fernandez currently serves as Co-CEO for Eightfold.ai, a Talent Intelligent management AI platform. He previously served as Co-Chief Executive Officer of Workday, Inc. (NASDAQ: WDAY) (“Workday”) from August 2020 to December 2022 and as a director of Workday from April 2021 to December 2022. Mr. Fernandez also served as Workday’s Co-President from February 2018 to August 2020, Executive Vice President, Global Field Operations from February 2017 to February 2018, and President, EMEA and APJ from January 2014 to February 2017. Prior to joining Workday, Mr. Fernandez served as Senior Vice President and Head of Innovation Sales at SAP EMEA, an enterprise application software company, from January 2007 to December 2013. He also previously served as Vice President of EMEA Sales at Infor, Inc., a founding partner and General Manager at Blue C, and a senior consultant for McKinsey & Company. Mr. Fernandez holds a Bachelor of Science degree in Physics from the University of Salamanca and a Master of Business Administration degree from the Instituto de Empresa, both in Spain.
We believe that Mr. Fernandez is qualified to serve as a member of our board of directors because of his extensive management and leadership experience and experience as a Co-Chief Executive Officer and director of a publicly traded company.
Susan St. Ledger has served as a member of Klaviyo’s board of directors since May 2023. Ms. St. Ledger is the President, Worldwide Field Operations at HashiCorp, Inc. (NASDAQ: HCP), a cloud infrastructure automation company, where she has worked since July 2023 and served as a director since November 2019. From February 2021 to January 2023, Ms. St. Ledger served as President, Worldwide Field Operations at Okta, Inc. (NASDAQ: OKTA) (“Okta”), an access management company. Ms. St. Ledger previously served as President, Worldwide Field Operations at Splunk Inc. (NASDAQ: SPLK) (“Splunk”), a data analytics company, from October 2017 to January 2021 and was Senior Vice President and Chief Revenue Officer at Splunk from May 2016 to October 2017. From August 2012 to March 2016, Ms. St. Ledger served as Chief Revenue Officer, Marketing Cloud at Salesforce.com, Inc. (NYSE: CRM) (“Salesforce”), a provider of enterprise cloud computing software. Ms. St. Ledger served as President of Buddy Media, Inc., a social media marketing platform, from March 2012 to August 2012 until its acquisition by Salesforce. Previously, Ms. St. Ledger served in various senior sales management roles at Salesforce and Sun Microsystems, Inc., a provider of network computing infrastructure solutions. Ms. St. Ledger holds a Bachelor of Science degree in Computer Science from the University of Scranton.
We believe that Ms. St. Ledger is qualified to serve as a member of our board of directors because of her extensive management and leadership experience and experience as a director of a publicly traded company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our Series A common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that each of Jennifer Ceran, Chano Fernandez, Ping Li, Michael Medici, Roxanne Oulman, Susan St. Ledger, and Tony Weisman is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
Board Leadership
Our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and corporate governance committee deems appropriate. Our corporate governance guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, our board of directors will fill the position of “lead independent director.”
Currently, our board of directors believes that it is in the best interests of our company and our stockholders for our Chief Executive Officer, Andrew Bialecki, to serve as both Chief Executive Officer and Chairperson given his knowledge of our company and industry and his strategic vision. Because Mr. Bialecki has served and continues to serve in both these roles, our board of directors has appointed a lead independent director, Tony Weisman. As lead independent director, Mr. Weisman is responsible for calling and presiding over separate meetings of the independent directors and also works with the chairperson of our board of directors to establish meeting agendas, review and recommend committee memberships for our board of directors, lead discussions on the performance of the chief executive officer, and, in coordination with the nominating and corporate governance committee, succession planning for the chief executive officer.
Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
Role of Board of Directors in Risk Oversight
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Meetings of the Board of Directors and Stockholders
Our business and affairs are managed by our management under the direction of our board of directors. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors held six meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2023. For the fiscal year ended December 31, 2023, each director, with the exception of Chano Fernandez, attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the period that he or she served. Mr. Fernandez attended at least 75% of the meetings of our board of directors during the period for which he had been a director. However, due to scheduling conflicts with the committee meetings that were scheduled before he was appointed to our board of directors and while we were a private company, Mr. Fernandez attended less than 75% of the aggregate of (i) the total number meetings of our board of directors held during the period for which he had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the period that he served. Mr. Fernandez attended all meetings of our board of directors and the committees on which he served following our initial public offering (“IPO”). We encourage our directors to attend our annual meetings of stockholders.
As required under applicable NYSE listing standards, our non-management directors also meet in regularly scheduled executive sessions at which only non-management directors are present. During the fiscal year ended December 31, 2023, our non-management directors met in executive session four times. Tony Weisman, our lead independent director, presided over these executive sessions.
Information Regarding Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, and may establish other committees from time to time. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
Our audit committee consists of Jennifer Ceran, Michael Medici, and Roxanne Oulman, with Jennifer Ceran serving as chair. Our board of directors has determined that each of our audit committee members meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Subject to certain “phase-in” provisions applicable to newly public companies, the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Because we have listed our securities on the NYSE, we have twelve months from September 20, 2023, the date our securities were first listed on the NYSE, to comply with the audit committee independence requirements. Mr. Medici, whom our board of directors has determined not to be an independent director for audit committee purposes, will serve on the audit committee until an independent director is appointed. Our board of directors has determined that the other members of our audit committee are independent. Each member of our audit committee meets the financial literacy requirements of the NYSE listing standards. In addition, our board of directors has determined that Jennifer Ceran is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
The principal duties and responsibilities of our audit committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our financial statements and our critical accounting policies and practices;
•reviewing our quarterly earnings press releases and financial information and earnings guidance provided to stockholders, analysts, and rating agencies;
•reviewing the adequacy of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the performance and independence of our internal audit function.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at investors.klaviyo.com.
Our audit committee held four meetings during the fiscal year ended December 31, 2023.
Compensation Committee
Our compensation committee consists of Chano Fernandez, Michael Medici, and Susan St. Ledger, with Chano Fernandez serving as chair. Our board of directors has determined that each of our compensation committee members meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Each member of the compensation committee is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act.
The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers and non-employee directors. The principal duties and responsibilities of our compensation committee include, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including any long-term incentive components of our compensation programs, any employment agreements, severance arrangements, and change in control agreements or provisions, and any special or supplemental benefits;
•reviewing and making recommendations to our board of directors regarding the compensation of non-employee directors;
•approving the retention of compensation consultants or other advisers;
•administering our equity-based plans;
•reviewing and approving, or making recommendations to our board of directors regarding, incentive compensation and equity-based plans; and
•overseeing administration of all incentive compensation and equity-based plans for our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at investors.klaviyo.com.
Our compensation committee held six meetings during the fiscal year ended December 31, 2023.
Processes and Procedures for Compensation Decisions
Our compensation committee is primarily responsible for overseeing our overall compensation structure, policies, and programs, and reviewing our processes and procedures for the consideration and determination of director and executive officer compensation. In addition, the primary objective of our compensation committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended December 31, 2023, our compensation committee retained Compensia, Inc. (“Compensia”), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee, namely Chano Fernandez, Michael Medici, and Susan St. Ledger, who served on the compensation committee during the fiscal year ended December 31, 2023, is, or has been, an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Jennifer Ceran, Ping Li, and Tony Weisman, with Tony Weisman serving as chair. Our board of directors has determined that each of our nominating and corporate governance committee members meets the requirements for independence under NYSE listing standards and SEC rules and regulations.
The principal duties and responsibilities of our nominating and corporate governance committee include, among other things:
•identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors, its committees, and management;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at investors.klaviyo.com.
Our nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2023.
Identifying and Evaluating Director Nominees
Our board of directors is responsible for nominating members for election to the board of directors by our stockholders at the annual meeting of stockholders. Our board of directors is also responsible for filling vacancies on our board of directors that may occur between annual meetings of stockholders. Our nominating and corporate governance committee is responsible for identifying, reviewing, evaluating, and recommending the director candidates to serve as directors of our company to our board of directors in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and Bylaws, our corporate governance guidelines, and the requirements of applicable law.
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director candidates. Our nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Bylaws. Our nominating and corporate governance committee may gather information about director candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our nominating and corporate governance committee deems to be appropriate in the evaluation process. In addition, our nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Our nominating and corporate governance committee retained Heidrick & Struggles International, Inc., an independent third-party search firm, to assist in identifying and evaluating potential director candidates for its most recent director searches. The firm assisted in identifying Roxanne Oulman and Susan St. Ledger, who joined our board of directors effective May 1, 2023, and Chano Fernandez, who joined our board of directors effective July 13, 2023.
Our nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each director candidate, both on an individual basis and taking into account the current size, composition, and needs of our board of directors and the respective committees of our board of directors. Based on the results of the evaluation process, our nominating and corporate governance committee recommends director candidates to our board of directors for approval as director nominees for election.
Director Qualifications
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory, and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, Bylaws, corporate governance guidelines, and charters of our committees, in considering candidates recommended by our nominating and corporate governance committee, our board of directors considers the following factors, among other things: (i) relevant expertise to enable him or her to offer germane advice and guidance to management; (ii) proven achievement and competence in his or her field; (iii) ability to exercise sound business judgment; (iv) understanding of the fiduciary responsibilities required of a director; (v) commitment to devoting time and energy to the affairs of our company; (vi) diverse personal background, perspective, and experience; and (vii) commitment to vigorously represent the long-term interests of Klaviyo’s stockholders.
When evaluating director nominees, our board of directors and nominating and corporate governance committee may take into consideration many other factors including, among other things, the current size, composition, and needs of our board of directors and the respective committees of our board of directors, Klaviyo’s current operating requirements, the candidates’ character, integrity, judgment, independence, skills, education, areas of expertise, business acumen, corporate experience, length of service, understanding of our business and industry, potential conflicts of interest, and other commitments. Our board of directors and nominating and corporate governance committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors. In the case of incumbent directors whose terms of office are set to expire, our board of directors reviews such directors’ overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our board of directors also determines whether the nominee must be independent for purposes of satisfying applicable listing requirements.
Diversity
Our board of directors believes that diversity in its membership is important to serving the long-term interests of our stockholders. In evaluating candidates, our board of directors considers diversity (including diversity of gender, race, ethnicity, age, sexual orientation, and gender identity) as it deems appropriate given the current needs of our board of directors and our company.
To reflect our commitment to diversity, in identifying potential independent director candidates, our nominating and corporate governance committee will include in its initial list for consideration for any vacancy on our board of directors one or more qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity. If a search firm is used, our nominating and corporate governance committee will instruct the search firm to do the same.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee considers director candidates recommended by stockholders. A stockholder that wishes to recommend a candidate for election to our board of directors may send a letter directed to our Secretary at Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary. The letter must include, among other things, the candidate’s name, business and residence addresses, biographical data, and the number of Klaviyo shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our Bylaws and corporate governance guidelines.
Stockholder Communications with the Board of Directors
Our board of directors provides to every stockholder the ability to communicate with our board of directors, as a whole, and with individual directors on our board of directors through an established process for stockholder communication. For a stockholder communication directed to our board of directors as a whole, stockholders may send such communication to the attention of our company’s Secretary via email to secretary@klaviyo.com or via U.S. Mail or Expedited Delivery Service to Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attn: Chairperson of the Board of Directors, c/o Secretary.
For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director via email to secretary@klaviyo.com or via U.S. Mail or Expedited Delivery Service to Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attn: Name of Individual Director.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chairperson of our board of directors in his or her capacity as a representative of our board of directors, at the address specified by each such director and the Chairperson of our board of directors. Our Chief Legal Officer will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of our company, or are deemed to be solicitations, advertisements, surveys, “junk” mail or mass mailings.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, directors, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.
The full text of our corporate governance guidelines and code of conduct is available on our website at investors.klaviyo.com/governance/governance-documents/ under “Corporate Governance Guidelines” and “Code of Conduct,” respectively, and may also be obtained without charge by contacting our Secretary at Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2023, we have not granted any waivers from any provision of our code of conduct.
Prohibition on Hedging, Short Sales, and Pledging
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our board of directors has adopted an insider trading policy that applies to all of our employees, directors, and officers. This policy prohibits the following transactions in our company securities: short sales, the purchase or sale of derivative securities or hedging transactions, the use of our company securities as collateral subject to margin calls, and the pledge of our company securities as collateral for loans.
Performance-Based Compensation Recovery Policy
Effective September 18, 2023, our board of directors adopted a compensation recovery (“clawback”) policy as required by Rule 10D-1 under the Exchange Act and the corresponding NYSE listing standards. The clawback policy generally provides, subject to certain exceptions, that if we are required to prepare a restatement of our financial statements, we will recover from our executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that we are required to restate our financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the Company.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
In connection with our IPO, we adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors.
Under our non-employee director compensation policy, each director who is not an employee is entitled to receive cash retainers for services on our board of directors and its committees, as set forth below:

Annual Retainer ($)
Board of Directors:
Members	33,000
Additional retainer for lead independent director	19,000
Audit Committee:
Members (other than chair)	10,000
Retainer for chair	20,000
Compensation Committee:
Members (other than chair)	7,500
Retainer for chair	15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	4,250
Retainer for chair	8,500

All cash retainers are paid quarterly in arrears and prorated for partial years of service.
In addition, our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted a restricted stock unit award with a fair market value of $400,000 (the “Initial Grant”). The Initial Grant will vest in equal installments on the first, second, and third anniversaries of the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual restricted stock unit award with a fair market value of $200,000 (the “Annual Grant”). The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the grant date and (ii) the date of our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of our company.
Employee directors receive no additional compensation for their service as a director beyond the compensation they receive for serving as our officers.
We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our board of directors and committees thereof.
Under our non-employee director compensation policy, the aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period for services as a non-employee director cannot exceed $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to our board of directors and $750,000 for any other calendar year.
Stock Ownership Guidelines
In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted an executive officer and non-employee director stock ownership policy. Within five years of becoming subject to the policy, our non-employee directors are expected to hold Klaviyo stock valued at not less than five times their total annual cash retainer for regular service on our board of directors, but not including any annual cash retainer for services on committees of our board of directors. Within five years of becoming subject to the policy, our executive officers are expected to hold Klaviyo stock valued at not less than a multiple of their annual base salaries, consisting of six times annual base salary for our chief executive officer and two times annual base salary for our other executive officers.

Director Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any cash compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the non-employee members of our board of directors in 2023 for their services as members of our board of directors. During the fiscal year ended December 31, 2023, Andrew Bialecki, our Chief Executive Officer, and Ed Hallen, our Chief Product Officer, both served as members of our board of directors as well as employees. Mr. Bialecki and Mr. Hallen did not receive any additional compensation for their services as members of our board of directors and therefore are not included in the table below. The total compensation earned by or paid to Mr. Bialecki is presented in the “Summary Compensation Table” in the section titled “Executive Compensation.” Mr. Hallen is an executive officer other than a named executive officer for the fiscal year ended December 31, 2023.

Name	Fee Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Jennifer Ceran	15,885	—	15,885
Chano Fernandez	11,237	1,749,300	1,760,537
Ping Li(4)	—	—	—
Michael Medici(4)	—	—	—
Roxanne Oulman	11,931	1,682,800	1,694,731
Susan St. Ledger	11,237	1,682,800	1,694,037
Tony Weisman	16,787	208,241	225,028
_______________
(1)Our non-employee directors became eligible to receive cash retainer payments effective as of the effective time of the registration statement for our IPO on September 19, 2023.
(2)The amounts reported represent the aggregate grant date fair value of the restricted stock unit (“RSU”) awards granted to our non-employee members of our board of directors during the fiscal year ended December 31, 2023, calculated in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amounts reported in this column do not reflect the actual economic value that may be realized by the directors. These RSUs were granted under our 2015 Stock Incentive Plan, as amended, prior to our adoption of our non-employee director compensation policy in connection with our IPO.
(3)The following table presents the aggregate number of stock awards held by our non-employee directors as of December 31, 2023.

Name	Number of Stock Awards Held as of December 31, 2023
Jennifer Ceran	33,334
Chano Fernandez	70,000
Ping Li	—
Michael Medici	—
Roxanne Oulman	70,000
Susan St. Ledger	70,000
Tony Weisman	8,333

(4)Mr. Li and Mr. Medici each elected to waive his right to receive any non-employee director compensation.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our board of directors is submitting the appointment of Deloitte to our stockholders for ratification at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2021.
Although ratification of the appointment of Deloitte by our stockholders is not required by our Bylaws or otherwise, our board of directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that the appointment of Deloitte is not ratified by our stockholders, our audit committee will consider the outcome of the vote in determining whether or not to retain Deloitte for the fiscal year ending December 31, 2024. Even if the appointment is ratified by our stockholders, our audit committee, in its sole discretion, may appoint a different independent registered public accounting firm for the fiscal year ending December 31, 2024 at any time if our audit committee believes that such a change would be in the best interests of Klaviyo and its stockholders.
A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so chooses, and is also expected to be available to respond to appropriate questions from stockholders.
Pre-Approval Policies and Procedures
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Our audit committee may pre-approve our independent registered public accounting firm to perform a specific project, set of services, or transaction for our company or certain categories of services for our company. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. Our audit committee has pre-approved all services provided by our independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents the fees billed by Deloitte and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2023 and 2022.

	Fiscal Year Ended December 31,
	2023	2022
	(in thousands)
Audit Fees(1)	$3,840	$896
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$399	$387
All Other Fees(4)	$6	$6
Total Fees	$4,245	$1,289
_________________
(1)“Audit Fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2023, this category also included fees for services provided in connection with our IPO.
(2)“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Deloitte did not provide any such services during the fiscal years ended December 31, 2023 and 2022.
(3)“Tax Fees” consist of fees for professional services provided for tax compliance, tax advice, and tax planning.
(4)“All Other Fees” consist of fees for professional services provided other than the services classified under the above categories.

Vote Required
The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to ratify the appointment of Deloitte. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and be filed with the SEC.
Members of the Audit Committee:
Jennifer Ceran (Chair)
Michael Medici
Roxanne Oulman
The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this report shall be deemed to be incorporated by reference into any filing of Klaviyo under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Klaviyo specifically incorporates this report or a portion of it by reference.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of April 18, 2024:

Name	Age	Position
Andrew Bialecki	38	Chief Executive Officer, Co-Founder, and Chairperson
Ed Hallen	42	Chief Product Officer and Co-Founder
Amanda Whalen	49	Chief Financial Officer
Steve Rowland	55	President
Allen Chaves	56	Chief Technology Officer
Landon Edmond	53	Chief Legal Officer and General Counsel

Biographical information for Andrew Bialecki and Ed Hallen is included above with the director biographies in the section titled “Information Regarding Director Nominees and Current Directors.”
Amanda Whalen has served as our Chief Financial Officer since May 2022. From July 2017 to March 2022, Ms. Whalen held various senior leadership roles at Walmart Inc., a global omnichannel retailer, including most recently as Executive Vice President and Chief Financial Officer of Walmart International. From 2008 to 2017, Ms. Whalen served as a finance and strategy executive in various industries, and from 1997 to 2008 she was with Bain & Company, a global management consulting firm. Ms. Whalen holds a Bachelor of Arts degree in Comparative Literature from Princeton University and a Master of Business Administration degree from the Massachusetts Institute of Technology’s Sloan School of Management.
Steve Rowland has served as our President since July 2023. Prior to joining Klaviyo, Mr. Rowland served as Chief Revenue Officer of Okta from March 2021 to June 2023. Mr. Rowland also served as Vice President, Americas at Splunk Inc. (NASDAQ: SPLK), a data analytics company, from August 2019 to March 2021, and as President of DataStax, Inc., a cloud database solutions company, from October 2015 to August 2019. He previously held various executive leadership and advisory roles at other technology companies, including NodeSource, Inc., Apigee Corp., Blue Coat Systems LLC, and BMC Software Inc., and was a director of Figure Eight Inc. Mr. Rowland currently serves as a director of Dynatrace, Inc. (NYSE: DT), a software intelligence and automation company, and is an Executive Advisor and Limited Partner at Forté Ventures, an Atlanta, Georgia based venture capital firm. Mr. Rowland holds a Bachelor of Science degree in Engineering from Texas A&M University.
Allen Chaves, Jr. has served as our Chief Technology Officer since December 2019. Prior to joining Klaviyo, Mr. Chaves served as Chief Technology Officer at Endurance International Group, an information technology and web hosting company, from January 2017 to December 2019, and Chief Architect and Director of Engineering at Intuit, a financial services software company, from January 2007 to July 2016. Mr. Chaves holds a Bachelor of Science degree in Computer Science from the Universidade Federal de Minas Gerais in Brazil.
Landon Edmond has served as our Chief Legal Officer and General Counsel since December 2020. Prior to joining Klaviyo, Mr. Edmond served in a variety of leadership positions at SAP SE, an enterprise application software company, from May 2012 to December 2020, including as Senior Vice President and General Counsel. Prior to its acquisition by SAP SE in 2012, Mr. Edmond served in various leadership roles, including as General Counsel, at Ariba, Inc., a spend management software company, from May 2000 to April 2012. Since October 2020, Mr. Edmond has served on the advisory board of the Santa Clara University School of Law. Mr. Edmond holds a Bachelors of Arts degree in Sociology from the University of South Florida and a Juris Doctor degree from the Santa Clara University School of Law.

EXECUTIVE COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal year ended December 31, 2023 is detailed in the 2023 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2023 were:
•Andrew Bialecki, our Chief Executive Officer;
•Steve Rowland, our President;
•Landon Edmond, our Chief Legal Officer; and
•Amanda Whalen, our Chief Financial Officer.
To date, the compensation of our named executive officers has consisted of a combination of base salary, cash incentive compensation and long-term incentive compensation, as more fully described below. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. We continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require.
2023 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to our named executive officers for services rendered to us in all capacities during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew Bialecki Chief Executive Officer	2023 2022	75,000 78,670	- '-	- '-	- '-	3,031 3,147	78,031 81,817
Steve Rowland(4) President	2023	300,000	100,000(5)	20,516,540	198,298	4,125	21,118,963
Landon Edmond Chief Legal Officer	2023 2022	460,000 416,171	- '-	12,592,985(6) -	- '-	13,385 1,512,805(7)	13,066,370 1,928,976
Amanda Whalen(8) Chief Financial Officer	2023 2022	512,500 274,244	- '-	12,510,825 20,872,500	- '-	13,546 10,970	13,036,871 21,157,714
_______________
(1)The amounts reported represent the aggregate grant date fair value of the RSU awards granted to our named executive officers calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amounts reported in this column do not reflect the actual economic value that may be realized by the named executive officers.
(2)The amounts reported reflect a bonus earned by Mr. Rowland pursuant to our Senior Executive Cash Incentive Plan, as described more fully in the “Narrative to the 2023 Summary Compensation Table.”
(3)The amounts reported represent 401(k) matching contributions made by us.
(4)Mr. Rowland started his employment with us in July 2023. Accordingly, the amount reported in the Salary column for the fiscal year ended December 31, 2023 reflects his partial year of service in that role.
(5)The amount reported represents a one-time signing bonus paid in connection with Mr. Rowland joining our company in July 2023.
(6)The amounts reported represent (i) the incremental fair value of Mr. Edmond’s RSU award for which the vesting schedule was modified for administrative purposes, resulting in an incremental fair value of $3,361,985 and (ii) the aggregate grant date fair value of the RSU award granted to Mr. Edmond in an amount of $9,231,000.
(7)The amounts reported represent (i) a cash payment of $1,499,988 for cancellation of 63,775 time-vested RSUs that were otherwise subject to a liquidity-based vesting condition and (ii) 401(k) matching contributions in an amount of $12,817.
(8)Ms. Whalen started her employment with us in May 2022. Accordingly, the amount reported in the Salary column for the fiscal year ended December 31, 2022 reflects her partial year of service in that role.

Narrative to the 2023 Summary Compensation Table
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions. Base salaries are reviewed annually, typically in connection with our annual performance review process and adjusted from time to time to realign salaries with market levels, when applicable, after taking into account individual responsibilities, performance, and experience. For the fiscal year ended December 31, 2023, Mr. Bialecki’s annual base salary was $75,000, Mr. Rowland’s base salary was $600,000, Mr. Edmond’s annual base salary was $400,000 until August 27, 2023, when it was increased to $520,000, and Ms. Whalen’s annual base salary was $400,000 until August 27, 2023, when it was increased to $625,000.
Bonuses
During the fiscal year ended December 31, 2023, Mr. Rowland received a sign-on bonus of $100,000 following his hire as our President.
Senior Executive Cash Incentive Bonus Plan
In August 2023, our board of directors adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) that became effective in connection with our IPO. The Bonus Plan provides for annual cash bonus payments based upon company and individual performance targets established by our compensation committee. During the fiscal year ended December 31, 2023, Mr. Rowland was eligible to earn a cash bonus based upon attainment of a corporate performance target determined by our compensation committee. The bonus target for Mr. Rowland was $200,000, which was prorated to account for his partial year of employment starting in July 2023. The actual bonus amount earned by Mr. Rowland is set forth in the 2023 Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During the fiscal year ended December 31, 2023, we granted Mr. Rowland RSUs pursuant to our 2015 Stock Incentive Plan (as amended, “2015 Plan”) and Mr. Edmond and Ms. Whalen RSUs pursuant to our 2015 Plan and 2023 Stock Option and Incentive Plan (as amended, “2023 Plan”), as described in more detail in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table.
Employment Arrangements with Our Named Executive Officers
We entered into offer letters and employment agreements with certain of our named executive officers, as more fully described below.
Andrew Bialecki
We have not entered into and do not intend to enter into a formal, written offer letter or other agreement with Mr. Bialecki.
Steve Rowland
On May 4, 2023, we entered into an offer letter with Mr. Rowland (the “Rowland Offer Letter”) in connection with his commencement of employment with our company. The Rowland Offer Letter provided for an initial annual base salary of $600,000, an initial annual performance bonus of up to $400,000, a sign-on bonus of $100,000, and his eligibility to participate in our company’s employee benefit plan generally. In connection with our IPO, we entered into an employment agreement with Mr. Rowland effective as of August 27, 2023. This employment agreement (the “Rowland Employment Agreement”), which superseded the Rowland Offer Letter, sets forth Mr. Rowland’s annual base salary, which is subject to discretionary increase from time to time, and his eligibility to participate in our company’s employee benefit plan generally.
The Rowland Employment Agreement provides that in the event that Mr. Rowland’s employment is terminated by us without “cause” at any time, or by him for “good reason” (as such terms are defined in the Rowland Employment Letter), subject to Mr. Rowland signing and complying with a separation agreement and release, Mr. Rowland will also be entitled to the following severance benefits: (i) a lump sum cash payment equal to his then-current base salary (or, to the extent applicable, the base salary in effect immediately prior to the change in control, if higher), (ii) a lump sum cash payment equal to his then-current performance bonus target without regard to actual performance and without proration, and (iii) if

Mr. Rowland elects COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for Mr. Rowland and his eligible dependents for up to 12 months. In addition, in the event that Mr. Rowland’s employment is terminated by us without “cause” at any time, or by him for “good reason,” in each case, within 3 months prior to and 12 months following a change in control, all of the then outstanding and unvested portion of Mr. Rowland’s stock options and other stock-based awards that are subject solely to time-based vesting will become fully vested and exercisable or nonforfeitable, as applicable.
Landon Edmond
In connection with our IPO, we entered into an employment agreement with Mr. Edmond effective as of August 27, 2023. This employment agreement (the “Edmond Employment Agreement”) sets forth Mr. Edmond’s annual base salary, which is subject to discretionary increase from time to time, and his eligibility to participate in our company’s employee benefit plan generally.
The Edmond Employment Agreement provides that in the event that Mr. Edmond’s employment is terminated by us without “cause” at any time, or by him for “good reason” (as such terms are defined in the Edmond Employment Agreement), subject to Mr. Edmond signing and complying with a separation agreement and release, Mr. Edmond will also be entitled to the following severance benefits: (i) a lump sum cash payment equal to his then-current base salary (or, to the extent applicable, the base salary in effect immediately prior to the change in control, if higher) and (ii) if Mr. Edmond elects COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for up to 12 months. In addition, in the event that Mr. Edmond’s employment is terminated by us without “cause” at any time, or by him for “good reason,” in each case, within 3 months prior to and 12 months following a change in control, all of the then outstanding and unvested portion of Mr. Edmond’s stock options and other stock-based awards that are subject solely to time-based vesting will become fully vested and exercisable or nonforfeitable, as applicable.
Amanda Whalen
In connection with our IPO, we entered into an employment agreement with Ms. Whalen effective as of August 27, 2023. This employment agreement (the “Whalen Employment Agreement”) sets forth Ms. Whalen’s annual base salary, which is subject to discretionary increase from time to time, and her eligibility to participate in our company’s employee benefit plan generally.
The Whalen Employment Agreement provides that in the event that Ms. Whalen’s employment is terminated by us without “cause” at any time, or by her for “good reason” (as such terms are defined in the Whalen Employment Agreement), subject to Ms. Whalen signing and complying with a separation agreement and release, Ms. Whalen will also be entitled to the following severance benefits: (i) a lump sum cash payment equal to her then-current base salary (or, to the extent applicable, the base salary in effect immediately prior to the change in control, if higher) and (ii) if Ms. Whalen elects COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for up to 12 months. In addition, in the event that Ms. Whalen’s employment is terminated by us without “cause” at any time, or by her for “good reason,” in each case, within 3 months prior to and 12 months following a change in control, all of the then outstanding and unvested portion of Ms. Whalen’s stock options and other stock-based awards that are subject solely to time-based vesting will become fully vested and exercisable or nonforfeitable, as applicable.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Andrew Bialecki	09/01/2015(3)	15,829,184	—	0.0125	08/31/2025	—	—
	09/29/2015(4)	5,600,000	—	0.0125	09/28/2025	—	—
Steve Rowland	08/01/2023(5)	—	—	—	—	820,990	22,807,102
Landon Edmond	02/02/2021(6)	—	—	—	—	101,534	2,820,615
	03/31/2023(7)	—	—	—	—	127,500	3,541,950
	09/19/2023(8)	—	—	—	—	176,250	4,896,225
Amanda Whalen	05/09/2022(9)	—	—	—	—	343,750	9,549,375
	03/31/2023(10)	—	—	—	—	230,209	6,395,206
	09/19/2023(11)	—	—	—	—	184,000	5,111,520
_______________
(1)All equity awards listed in this table that were granted prior to our IPO were granted pursuant to our 2015 Plan, and all other equity awards listed in this table were granted pursuant to our 2023 Plan.
(2)The market value of RSUs is based on the closing price of our Series A common stock on December 29, 2023, the last trading day of the fiscal year ended December 31, 2023, which was $27.78.
(3)The shares underlying this option vested in 44 equal monthly installments starting on July 1, 2016, subject to the named executive officer’s continued service with the company through each such date.
(4)The shares underlying this option vested in 48 equal monthly installments starting on September 1, 2015, subject to the named executive officer’s continued service with the company through each such date.
(5)The shares underlying this RSU award were subject to both a time and service vesting condition and a liquidity event vesting condition, with 25% of the RSUs satisfying the time and service vesting condition on the first anniversary of August 15, 2023, and the remaining portion of the award satisfying the time and service vesting condition in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service with the company through each such date. The liquidity event vesting condition was satisfied upon our IPO.
(6)The shares underlying this RSU award were subject to both a time and service vesting condition and a liquidity event vesting condition, with 25% of the total number of RSUs originally granted pursuant to the award (406,136 RSUs), minus any RSUs previously cancelled, satisfying the time and service vesting condition on the nine-month anniversary of February 15, 2021, and the remaining of the RSUs satisfying the time and service vesting condition in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service with the company through each such date. The liquidity event vesting condition was satisfied upon our IPO.
(7)The shares underlying this RSU award were subject to both a time and service vesting condition and a liquidity event vesting condition, with 40% of the RSUs satisfying the time and service vesting condition in 8 equal quarterly installments following February 15, 2023, and the remaining 60% of the RSUs satisfying the time and service vesting condition in 4 equal quarterly installments thereafter, subject to the named executive officer’s continued service with the company through each such date. The liquidity event vesting condition was satisfied upon our IPO.
(8)48% of the RSUs subject to this award vest in 8 equal quarterly installments following August 15, 2023, 22% of the RSUs vest in 4 equal quarterly installments thereafter, and the remaining 30% of the RSUs vest in 4 equal quarterly installments, subject to the named executive officer’s continued service with the company through each such date.
(9)The shares underlying this RSU award were subject to both a time and service vesting condition and a liquidity event vesting condition, with 25% of the RSUs satisfying the time and service vesting condition on the first anniversary of May 15, 2022, and the remaining portion of the award satisfying the time and service vesting condition in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service with the company through each such date. The liquidity event vesting condition was satisfied upon our IPO.
(10)The shares underlying this RSU award were subject to both a time and service vesting condition and a liquidity event vesting condition, with 40% of the RSUs satisfying the time and service vesting condition in 8 equal quarterly installments following February 15, 2023, and the remaining 60% of the RSUs satisfying the time and service vesting condition in 4 equal quarterly installments thereafter, subject to the named executive officer’s continued service with the company through each such date. The liquidity event vesting condition was satisfied upon our IPO.
(11)32% of the RSUs subject to this award vest in 4 equal quarterly installments following August 15, 2023, 27% of the RSUs vest in 4 equal quarterly installments thereafter, 18% of the RSUs vest in 4 equal quarterly installments thereafter, and the remaining 23% of the RSUs vest in 4 equal quarterly installments, subject to the named executive officer’s continued service with the company through each such date.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our named executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Other Benefits
401(k) Plan
We maintain a retirement savings plan, or the 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate in the 401(k) plan. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We make discretionary matching contributions and qualified non-elective contributions under the 401(k) plan.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Series A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2023, with respect to shares of our Series A common stock and, for our 2015 Plan, Series B common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders(2)	31,734,725(3)	0.54(3)	46,975,315(4)(5)
Equity compensation plans not approved by the security holders	—	—	—
Total	31,734,725	0.54	46,975,315
_______________
(1)The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs.
(2)Consists of our 2015 Plan, our 2023 Plan, and our 2023 Employee Stock Purchase Plan (“2023 ESPP”). Following our IPO, we did not grant any awards under our 2015 Plan, but all outstanding awards under the plan continue to be governed by their existing terms. The shares of Series A common stock underlying any awards granted under the 2015 Plan or 2023 Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) and the shares of Series A common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2023 Plan.
(3)Does not include purchase rights accruing under the 2023 ESPP because no purchase rights (and, therefore, no number of shares to be purchased) accrued as of December 31, 2023. The first offering period under the 2023 ESPP commenced on January 2, 2024.
(4)Consists of shares available for future issuance under the 2023 ESPP and the 2023 Plan. As of December 31, 2023, 6,200,000 shares of Series A common stock were available for issuance under the 2023 ESPP and 40,775,315 shares of Series A common stock were available for issuance under the 2023 Plan.
(5)The 2023 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2024, by 5% of the outstanding number of shares of our Series A common stock and Series B common stock on the immediately preceding December 31, or such lesser number of shares as determined by our 2023 Plan administrator. The 2023 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2024, by the least of 6,200,000 shares of our Series A common stock, 1% of the outstanding number of shares of our Series A common stock and Series B common stock on the immediately preceding December 31, or such lesser number of shares as determined by our administrator of the 2023 ESPP. The number in the table does not include the increases from January 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Series A common stock and Series B common stock as of April 15, 2024 (the “Beneficial Ownership Date”) for:
•each of our named executive officers;
•each of our directors;
•all of our current executive officers and directors as a group; and
•each person, or group affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Beneficial Ownership Date, subject to community property laws where applicable. We have deemed shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and RSUs that would vest based on time and service conditions within 60 days of the Beneficial Ownership Date to be beneficially owned by the person holding the option, warrant, or RSUs for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
We have based our calculation of the percentage of beneficial ownership on 70,329,990 shares of our Series A common stock and 193,865,801 shares of our Series B common stock outstanding on the Beneficial Ownership Date. Percentage ownership of voting power represents voting power with respect to all shares of our Series A common stock and Series B common stock, as a single class. Each holder of our Series A common stock is entitled to one vote per share and each holder of our Series B common stock is entitled to ten votes per share on all matters submitted to a vote of the stockholders. The holders of our voting stock, consisting of Series A common stock and Series B common stock, generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Each outstanding share of Series B common stock is convertible at any time at the option of the holder into one share of Series A common stock.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110.

	Shares Beneficially Owned				Percent of Total Voting Power
	Series A Common Stock		Series B Common Stock
Name of Beneficial Owner	Number of Shares (#)	Percentage	Number of Shares (#)	Percentage
5% Stockholders:
Entities affiliated with Summit Partners(1)	—	*	47,741,629	24.6%	23.8%
Shopify Strategic Holdings 3 LLC(2)	—	*	29,961,225	14.3%	13.8%
Accomplice Fund I, L.P.(3)	26,720	*	11,114,110	5.7%	5.5%
Executive Officers and Directors:
Andrew Bialecki(4)	—	*	98,865,414	45.9%	44.5%
Steve Rowland(5)	12,744	*	—	*	*
Amanda Whalen(6)	52,778	*	226,705	*	*
Allen Chaves(7)	—	*	1,432,109	*	*
Landon Edmond(8)	20,124	*	158,652	*	*
Ed Hallen(9)	—	*	32,989,106	17.0%	16.4%
Michael Medici	—	*	—	*	*
Ping Li(10)	—	*	6,619,435	3.4%	3.3%
Jennifer Ceran(11)	—	*	133,333	*	*
Tony Weisman(12)	—	*	95,833	*	*
Roxanne Oulman(13)	—	*	23,333	*	*
Susan St. Ledger(14)	—	*	23,333	*	*
Chano Fernandez(15)	14,996	*	—	*	*
All directors and executive officers as a group (13 persons)(16)	100,642	*	140,567,253	64.8%	62.8%

_______________
*    Represents less than one percent (1%).
(1)Based on information set forth in a Schedule 13G filed on January 31, 2024. Consists of (i) 28,216,372 shares of Series B common stock held by Summit Partners Growth Equity Fund IX-A, L.P., (ii) 17,617,906 shares of Series B common stock held by Summit Partners Growth Equity Fund IX-B, L.P., (iii) 1,739,806 shares of Series B common stock held by Summit Partners Co-Invest (Kiwi), L.P., (iv) 148,297 shares of Series B common stock held by Summit Investors GE IX/VC IV, LLC, and (v) 19,248 shares of Series B common stock held by Summit Investors GE IX/VC IV (UK), L.P. Summit Partners, L.P. is the manager of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, LP, which is the general partner of Summit Partners Growth Equity Fund IX-A, L.P. and Summit Partners Growth Equity Fund IX-B, L.P. Summit Partners, L.P. is the managing member of Summit Partners Co-Invest Kiwi GP, LLC, which is the general partner of Summit Partners Co-Invest (Kiwi), L.P. Summit Master Company, LLC is the general partner of Summit Partners, L.P., which is the manager of Summit Investors Management, LLC, which is the manager of Summit Investors GE IX/VC IV, LLC, and the general partner of Summit Investors GE IX/VC IV (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to the reported shares. The investment committee, which is currently composed of Peter Y. Chung, Scott C. Collins, and Peter L. Rottier, may be deemed to have voting and dispositive authority over the reported shares held by the foregoing entities and, therefore, may beneficially own such shares. The address of each of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(2)Based on information set forth in a Form 4 filed on January 30, 2024. Consists of (i) 13,873,670 shares of Series B common stock held by Shopify Strategic Holdings 3 LLC (“Shopify Strategic”), (ii) 344,381 shares of Series B common stock issuable upon the exercise of warrants outstanding as of the Beneficial Ownership Date to purchase 4,821,350 shares of Series B common stock with an exercise price of $0.01 per share, of which 344,381 will be vested and exercisable within 60 days of the Beneficial Ownership Date, and (iii) 15,743,174 shares of Series B common stock which may be purchased by Shopify Strategic at a price per share of $88.9274 at any time until July 28, 2030 pursuant to the Investment Option under the Shopify Common Stock Purchase Agreement (as defined herein). The address for Shopify Strategic is 251 Little Falls Drive, Wilmington, Delaware, 19808.
(3)Based on information set forth in a Schedule 13G filed on February 1, 2024. Consists of 26,720 shares of Series A common stock and 11,114,110 shares of Series B common stock held by Accomplice Fund I, L.P. Accomplice Associates I, LLC is the general partner of Accomplice Fund I, L.P. Jeff Fagnan and Ryan Moore are Class A Members of Accomplice Associates I, LLC and may be deemed to have beneficial ownership of the shares. The address for Accomplice Fund I, L.P. is 56 Wareham Street, Floor 3, Boston, MA 02118.
(4)Consists of (i) 60,359,000 shares of Series B common stock held by Andrew Bialecki, (ii) 21,429,184 shares of Series B common stock issuable upon the exercise of stock options exercisable within 60 days of the Beneficial Ownership Date, (iii) 43,218 shares of Series B common stock held by Mr. Bialecki’s spouse, (iv) 16,000,000 shares of Series B common stock held by the Andrew P. Bialecki Grantor Retained Annuity Trust I of 2023, of which Mr. Bialecki serves as trustee, (v) 517,006 shares of Series B common stock held by the Andrew P. Bialecki Irrevocable GST Trust of 2023, of which Mr. Bialecki’s spouse serves as a trustee, and (vi) 517,006 shares of Series B common stock held by the Elizabeth L. Bialecki Irrevocable GST Trust of 2023, of which Mr. Bialecki serves as a trustee.
(5)Consists of 12,744 shares of Series A common stock held by Steve Rowland subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(6)Consists of (i) 19,285 shares of Series A common stock held by Amanda Whalen, (ii) 33,493 shares of Series A common stock held by Amanda Whalen subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date, (iii) 178,788 shares of Series B common stock held by Amanda Whalen, and (iv) 47,917 shares of Series B common stock held by Amanda Whalen subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(7)Consists of (i) 83,464 shares of Series B common stock held by Allen Chaves and (ii) 1,348,645 shares of Series B common stock issuable upon the exercise of stock options exercisable within 60 days of the Beneficial Ownership Date.
(8)Consists of (i) 2,127 shares of Series A common stock held by Landon Edmond, (ii) 17,997 shares of Series A common stock held by Landon Edmond subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date, (iii) 125,768 shares of Series B common stock held by Landon Edmond, and (iv) 32,884 shares of Series B common stock held by Landon Edmond subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(9)Consists of 32,989,106 shares of Series B common stock held by Ed Hallen.
(10)Based on information set forth in a Schedule 13G filed February 12, 2024. Consists of (i) 1,512,045 shares of Series B common stock held by Accel Growth Fund V L.P., (ii) 64,208 shares of Series B common stock held by Accel Growth Fund V Strategic Partners L.P., (iii) 78,605 shares of Series B common stock held by Accel Growth Fund V Investors (2019) L.L.C., (iv) 4,533,156 shares of Series B common stock held by Accel Leaders Fund II L.P., (v) 193,122 shares of Series B common stock held by Accel Leaders Fund II Strategic Partners L.P., and (vi) 238,299 shares of Series B common stock held by Accel Leaders Fund II Investors (2019) L.L.C. Accel Growth Fund V Associates L.L.C. (“AGF5A”) is the general partner of both Accel Growth Fund V L.P. and Accel Growth Fund V Strategic Partners L.P., and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney, and Richard P. Wong are the managing members of AGF5A and share such powers. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney, and Richard P. Wong are the managing members of Accel Growth Fund V Investors (2019) L.L.C., and share the voting and investment powers. Accel Leaders Fund II Associates L.L.C. (“ALF2A”) is the general partner of both Accel Leaders Fund II L.P. and Accel Leaders Fund II Strategic Partners L.P., and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney, and Richard P. Wong are the managing members of ALF2A and share such powers. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney, and Richard P. Wong are the managing members of Accel Leaders Fund II Investors (2019) L.L.C., and share the voting and investment powers. Each managing member or director disclaims beneficial ownership except to the extent of their pecuniary interest therein. The address for each of the reporting entities is 500 University Avenue, Palo Alto, CA 94301.
(11)Consists of (i) 99,999 shares of Series B common stock held by Jennifer Ceran and (ii) 33,334 shares of Series B common stock held by Jennifer Ceran subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(12)Consists of (i) 75,000 shares of Series B common stock held by Tony Weisman and (iii) 20,833 shares of Series B common stock held by Tony G. Weisman TTEE Tony G. Weisman Declaration of Trust Dated 06-27-2000, of which Mr. Weisman is the trustee.
(13)Consists of 23,333 shares of Series B common stock held by Roxanne Oulman subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(14)Consists of 23,333 shares of Series B common stock held by Susan St. Ledger subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date.
(15)Consists of 14,996 shares of Series A common stock held by Chano Fernandez.
(16)Consists of (i) 36,408 shares of Series A common stock held by our current directors and executive officers, (ii) 64,234 shares of Series A common stock held by our current directors and executive officers subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date, (iii) 117,628,623 shares of Series B common stock beneficially owned by our current directors and executive officers, (iv) 188,020 shares of Series B common stock held by our current directors and executive officers subject to outstanding RSUs for which the time and service condition has been satisfied or would be satisfied within 60 days of the Beneficial Ownership Date, and (v) 22,750,610 shares of Series B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since January 1, 2023, certain related transactions from prior to January 1, 2023, and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Agreements with Shopify
From June to July 2022, we negotiated and entered into a series of agreements and transactions listed below with Shopify Inc. (“Shopify”), Shopify Strategic, and their affiliates.
Shopify Strategic Common Stock Financing; Investment Option
On July 28, 2022, we sold an aggregate of 2,951,846 shares of our common stock to Shopify Strategic, a beneficial owner of more than 5% of our capital stock, at a purchase price of $33.8771 per share, for an aggregate purchase price of approximately $100.0 million, pursuant to the terms of a stock purchase agreement with Shopify Strategic, dated June 24, 2022 (the “Shopify Common Stock Purchase Agreement”).
Pursuant to the terms of the Shopify Common Stock Purchase Agreement, we also granted Shopify Strategic the right to purchase up to 15,743,174 additional shares of our common stock at a price of $88.9274 per share, or an aggregate purchase price of approximately $1.4 billion (the “Investment Option”). The Investment Option is exercisable by Shopify Strategic at any time until July 28, 2030. Shopify Strategic has not exercised any portion of the Investment Option.
Revenue Sharing Agreement
On July 28, 2022, we entered into a revenue sharing agreement with Shopify, the ultimate parent entity of Shopify Strategic, a beneficial owner of more than 5% of our capital stock (the “Shopify Revenue Sharing Agreement”), pursuant to which Shopify agreed to maintain our designation as a “Plus Partner” on their platform and, with respect to revenue generated by certain Shopify merchants through the use of our platform, we agreed to pay Shopify (i) a monthly integration fee for each Shopify merchant designated as a “Shopify Plus Merchant” that uses our platform and meets certain criteria (which integration fee is subject to an annual increase at Shopify’s election, up to a maximum increase of not more than a percentage calculated through a formula provided in the Shopify Revenue Sharing Agreement) and (ii) for all revenue generated through our platform by Shopify merchants designated as “Shopify Core Merchants” in respect of leads attributed to Shopify, an amount equal to the lesser of a fixed percentage of such revenues or the amounts owed to Shopify under their standard partnership agreements applicable to all Shopify partners. The term of the Shopify Revenue Sharing Agreement is concurrent with the term of the Collaboration Agreement (as defined and further described below) and will terminate upon the termination of the Collaboration Agreement. During the fiscal year ended December 31, 2023, we incurred $22.0 million related to fees paid under the Shopify Revenue Sharing Agreement, $17.5 million of which was incurred and paid during the fiscal year ended December 31, 2023 and $4.6 million of which was incurred during the fiscal year ended December 31, 2023 and paid in January and February of the fiscal year ending December 31, 2024.
Collaboration Agreement
On July 28, 2022, we entered into a collaboration agreement with Shopify, the ultimate parent entity of Shopify Strategic, a beneficial owner of more than 5% of our capital stock, and certain of its affiliates (the “Collaboration Agreement”). The Collaboration Agreement governs our strategic collaboration with Shopify for the purposes of creating greater interoperability between our platforms, including promoting us as the recommended email solution provider for all Shopify merchants designated “Shopify Plus Merchants.” In addition, Shopify agreed, for a certain period, to give equal opportunity and equal status to SMS marketing providers. The term of the Collaboration Agreement is for an initial period of 7 years, which automatically renews for successive one-year periods unless either party provides notice of termination at least 180 days prior to the expiration of the initial 7-year period, or at least 90 days prior to the expiration of a one-year renewal period. The Collaboration Agreement cannot be terminated for convenience, although in the event that we are acquired by a competitor of Shopify specified in the Collaboration Agreement, Shopify may terminate the Collaboration Agreement upon the closing of such transaction or at any time during a period of 60 days thereafter.

Warrants
On July 28, 2022, we issued to Shopify (and certain of its affiliates), the ultimate parent entity of Shopify Strategic, a beneficial owner of more than 5% of our capital stock, warrants (the “Shopify Warrants”) to purchase up to an aggregate of 15,743,174 shares of our common stock at an exercise price of $0.01 per share, or an aggregate purchase price of approximately $157,432, expiring upon the earliest of (i) July 28, 2032 and (ii) the occurrence of certain liquidation transactions. The Shopify Warrants were subsequently transferred to Shopify Strategic. The Shopify Warrants were issued in connection with the Collaboration Agreement with Shopify, and 25% of the total number of shares subject to each of the Shopify Warrants vested and became exercisable upon entry into the Collaboration Agreement. The remaining 75% of the total number of shares subject to each of the Shopify Warrants vest and become exercisable in equal quarterly installments for a period of five years from the effective date of the Collaboration Agreement, except that the vesting of 25% of the total number of shares subject to each of the Shopify Warrants was accelerated, and such shares vested and became exercisable, immediately prior to the completion of our IPO. Any vesting of the Shopify Warrants shall cease, and the unvested portion shall be immediately canceled, upon the earlier of (i) a material breach by Shopify of the Collaboration Agreement that remains uncured for 30 days and (ii) the early termination of the Collaboration Agreement by Shopify.
As of April 15, 2024, Shopify Strategic has partially exercised the Shopify Warrants with respect to an aggregate of 10,921,824 shares. Each Shopify Warrant contains customary provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, recapitalizations, consolidations, mergers, or similar events affecting our existing common stock. The shares issuable to Shopify Strategic upon exercise of the Shopify Warrants are entitled to certain registration rights under the Investors’ Rights Agreement (as defined below).
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of May 10, 2021 (the “Investors’ Rights Agreement”), that provides, among other things, certain holders of our capital stock, including entities affiliated with Summit Partners, Shopify Strategic, and Accomplice, which each beneficially own more than 5% of our capital stock, Andrew Bialecki, our Chief Executive Officer, Co-Founder and Director and beneficial owner of more than 5% of our capital stock, Ed Hallen, our Chief Product Officer, Co-Founder and Director and beneficial owner of more than 5% of our capital stock, and entities affiliated with Accel, of which Ping Li, a member of our board of directors, is a partner, with registration rights.
Other Transactions
We have entered into offer letter agreements and employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see the section titled “Executive Compensation-Employment Arrangements with Our Named Executive Officers.”
We have granted RSU awards to certain of our directors and executive officers. For more information regarding the RSU awards granted to our directors and named executive officers, see the sections titled “Director Compensation” and “Executive Compensation.”
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.
Other than as described under this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Limitation of Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for our directors, unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”);

•any transaction from which they derived an improper personal benefit; or
•for our officers, any derivative action by or in the right of the corporation.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.
In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws further provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director in advance of the final disposition of any action or proceeding, subject to very limited exceptions and that we may advance expenses incurred by or on behalf of our officers in advance of the final disposition of any action or proceeding.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, Bylaws, and indemnification agreements that we have entered into (or may enter into in the future) with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and our other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of these policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions, arrangements, or relationships (or any series of similar transactions, arrangements, or relationships) between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest, and our board of directors has adopted written policies and procedures for the review of any such transaction, arrangement, or relationship. For purposes of these policies and procedures, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i)

whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (ii) whether the transaction is otherwise consistent with the interests of the Company and its stockholders, and (iii) the extent of the related party’s interest in the transaction.
All of the transactions described above were entered into prior to the adoption of this policy. Accordingly, each was approved by disinterested members of our board of directors after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, or other nominees) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This procedure, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms, banks, or other nominees with account holders who are our stockholders will likely be “householding” the proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm, bank, or other nominee that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other proxy materials, please notify your brokerage firm, bank, or other nominee or us. Direct your written request to us at secretary@klaviyo.com or Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary or call us at (617) 213-1788. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firms, banks, or other nominees or send a written request to us at secretary@klaviyo.com or the address above or call us at (617) 213-1788.
You may also obtain a separate Notice of Internet Availability of Proxy Materials or other proxy materials without charge by sending a written request to us at secretary@klaviyo.com or Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary or calling us at (617) 213-1788.

OTHER MATTERS
As of the date of this Proxy Statement, our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.

ANNUAL REPORT
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at investors.klaviyo.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to us at secretary@klaviyo.com or Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary.

Select Defined Terms
Klaviyo Attributed Value. We define Klaviyo Attributed Value, or KAV, as the amount of revenue our customers generated through orders placed by consumers within a specified period of time after a message is sent using our platform, which in the case of email is five days from when the message is sent, and in the case of SMS is twenty-four hours from when the message is sent. For email, the message also needs to be opened or clicked in order for the transaction to fall within our definition. KAV excludes orders placed with customers that do not opt-in to sharing data on placed orders, orders for which we cannot determine the currency or value, or unusual orders that appear to us to be anomalies. Since our definition of a customer does not include persons or entities that use our platform on a free trial basis, any revenue generated through orders placed with these persons or entities is also excluded from our definition of KAV. We do not net chargebacks or sales refunds from our calculation of KAV. If a customer leaves Klaviyo, we stop counting that customer’s KAV after their last contracted month. We believe KAV serves as a measure of the return-on-investment that we help generate for our customers and illustrates the value our platform can drive to our customers, which we believe enhances our ability to maintain existing customers and attract new customers. We use KAV as an internal estimate to track the value we drive to customers through our platform. KAV is an operational measure, does not represent revenue earned by us, and does not directly correlate to our pricing, revenue, or results of operations. Further, KAV is not a forecast of future revenue and investors should not place undue reliance on KAV as an indicator of our future or expected results.

This Proxy Statement includes trademarks, such as “Klayiyo,” which are protected under applicable intellectual property laws in the United States, the European Union, the United Kingdom, Australia, and other jurisdictions. The Klaviyo design logo and our other registered or common law trademarks, service marks, or trade names appearing in this Proxy Statement are the property of Klaviyo, Inc. and are protected under applicable intellectual property laws. Other trademarks and trade names referred to in this Proxy Statement are the property of their respective owners. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this Proxy Statement, including statements regarding our strategy, outlook, plans, intentions, or goals, including corporate governance and compensation strategies, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. Any forward-looking statement made by us in this Proxy Statement is based only on management’s current beliefs and our current expectations and projections about future events and trends and speaks only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

klaviyo

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **http://www.virtualshareholdermeeting.com/KVYO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on June 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37037-P05851 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KLAVIYO, INC.

The Board of Directors recommends you vote "FOR" each of the following Class I director nominees:

1. Election of Class I Directors

Nominees:	**For**	**Withhold**
1a. Andrew Bialecki	☐	☐
1b. Ping Li	☐	☐
1c. Tony Weisman	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	For	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as Klaviyo's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V37038-P05851

KLAVIYO, INC.
Annual Meeting of Stockholders
June 11, 2024 11:00 a.m., Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Amanda Whalen and Landon Edmond, and each of them, as proxies, with full power of substitution and revocation, and hereby authorize(s) them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Klaviyo, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be exclusively held virtually via live webcast at http://www.virtualshareholdermeeting.com/KVYO2024 on Tuesday, June 11, 2024, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof. The undersigned hereby revoke(s) any proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side